UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2008

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2008, the Board of Directors of Trinity Industries, Inc. (the "Company") (upon the recommendation of the Human Resources Committee) approved and offered to each of Timothy R. Wallace, William A. McWhirter, Mark W. Stiles and D. Stephen Menzies (each an "Officer" and together, the "Officers") agreements amending their respective Executive Severance Agreements (the "Amended Agreements") in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The Amended Agreements do not materially affect the scope or amount of benefits the Officers are entitled to receive under their respective Executive Severance Agreements. The Company's Board of Directors also approved and adopted a complete restatement of the Company's Supplemental Retirement Plan (the "SRP") in order to comply with Section 409A. The provisions of the restated SRP do not affect the scope or amount of benefits an eligible employee will be entitled to receive under the SRP.

Section 409A changed the income tax treatment of nonqualified deferred compensation plans and imposed new requirements on both the terms and operation of such plans. Although Section 409A’s provisions have been in effect since 2005 and employers have been required to operate in good faith since that time, final regulations under Section 409A were not issued until 2007 and companies must amend affected nonqualified deferred compensation plans by December 31, 2008, to ensure that they comply with Section 409A and the Section 409A final regulations.

Amendments to the Executive Severance Agreements include:

• Amounts payable to Officers under the Amended Agreements that are considered deferred compensation and subject to Section 409A can be paid no earlier than (i) six months following the Officer’s Separation from Service (as defined in Section 409A) or (ii) the Officer’s death within six months after his Separation from Service.

• The Amended Agreements omit a provision that would have permitted an Officer, under certain circumstances, to receive additional cash payments upon termination of employment based on the fair market value of the Company’s common stock within 180 days prior to such termination.

• Although not mandated by Section 409A, the Amended Agreements (i) omit certain other provisions relating to cash payments that would have been made on termination of employment if the Company was not able to provide 100% vesting and continuation of stock options and (ii) modify one of the existing change in control events which provided that the acquisition of securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities constitutes a change in control to provide that such acquisition does not constitute a change in control if such transaction is approved in advance by the Company’s Board of Directors.

Amendments reflected in the restated SRP include:

• The actuarial present value of a participant’s SRP accrued benefit calculated as of December 31, 2004 will be grandfathered as not subject to Section 409A, and the original provisions of the SRP will be preserved with respect to such benefit.

• Amounts under the SRP that are subject to Section 409A will be distributed upon reaching age 65 or, if earlier, the participant’s separation from service (as defined in Section 409A) with the employer in the form elected by the participant. Such an election may be made or modified by no later than December 31, 2008, and may not be modified thereafter except under limited circumstances.

• Amounts that are subject to Section 409A and payable under the SRP to specified employees (as defined in Section 409A) upon separation from service with the employer can be paid no earlier than (i) six months following the participant’s separation from service or (ii) the participant’s death within six months after his separation from service.

• The distribution of amounts subject to Section 409A may be made in the event of a participant’s qualifying disability or upon the occurrence of an event or transaction that qualifies as a change in control (as defined in Section 409A).

• Although not required by Section 409A, the SRP's change in control provisions have been modified to be consistent with the change in control provisions in the Amended Agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 11, 2008	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Senior Vice President and Chief Financial Officer